                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Auspex Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998

TO THE STOCKHOLDERS OF AUSPEX SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Thursday, April 23, 1998, at the Company's headquarters, 2300 Central Expressway, Building B, Santa Clara, California 95050, for the following purposes:

          1. To approve the adoption of the Company's 1997 Stock Plan and the reservation of 1,250,000 shares of Common Stock for issuance thereunder.

          2. To transact such other business as may come properly before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 12, 1998 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.
                                          By Order of the Board of Directors,

                                       LOGO
                                          Henry P. Massey, Jr.
                                          Secretary

Santa Clara, California
March 19, 1998

                              AUSPEX SYSTEMS, INC.

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on Thursday, April 23, 1998 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's headquarters, 2300 Central Expressway, Building B, Santa Clara, California 95050. The telephone number at that location is (408) 566-2000. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted "FOR" the adoption of the Company's 1997 Stock Plan and the reservation of 1,250,000 shares of Common Stock for issuance thereunder and at the discretion of the proxy holders upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials were first mailed on or about March 19, 1998, to all stockholders entitled to vote at the meeting.

PURPOSE

     The primary purpose of the Special Meeting is to seek stockholder approval of the Company's 1997 Stock Plan. The Company's current stock plan expires in April 1998 and, as is more fully described below, the Board of Directors of the Company believes that the Company needs a new stock plan in order to attract and retain qualified personnel. As of March 2, 1998, there were 1,138,276 shares of Common Stock available for issuance under the Company's current stock plan. The net effect of the expiration of that plan and the adoption of the 1997 Plan would be to increase the number of shares of Common Stock available for issuance by 112,000.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on March 12, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 25,436,167 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Special Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the principal executive offices of the Company at Auspex Systems, Inc., 2300 Central Expressway, Santa Clara, California 95050, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Special Meeting.

VOTING AND SOLICITATION

     On all matters, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. The Company expects to retain a proxy solicitation firm to assist in its solicitation of proxies from brokers, nominees, institutions and individuals and estimates that such service will cost not more than $7,500. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1989 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

                                 PROPOSAL NO. 1

                APPROVAL OF THE ADOPTION OF THE 1997 STOCK PLAN

     At the Special Meeting, the stockholders are being requested to consider and approve the adoption of the Company's 1997 Stock Plan (the "1997 Plan") and the reservation of 1,250,000 shares of the Company's Common Stock for issuance thereunder.

     In September 1997, the Board of Directors adopted the 1997 Plan and reserved 2,000,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. The Company sought stockholder approval of the 1997 Plan at the Company's 1997 Annual Meeting of Stockholders but the proposal lost by a narrow margin. In January 1998, the Board of Directors amended the 1997 Plan to reduce the number of shares reserved thereunder to 1,250,000 and to place certain restrictions on the terms of non-statutory options granted under the 1997 Plan.

     The 1997 Plan is intended to replace the Company's 1988 Stock Option Plan, as amended (the "1988 Plan"), which will terminate with respect to the grant of any new option grants in April 1998. As of March 2, 1998, there were 1,138,276 shares of Common Stock available for issuance under the 1988 Plan. The issuance of these shares pursuant to the 1988 Plan was approved by the stockholders of the Company, but because federal tax laws require that qualified stock plans terminate ten years after inception, these shares will not be available for issuance after April 1998. The net effect, therefore, of the expiration of the 1988 Plan and shareholder approval of the 1997 Plan, will be that the number of shares of Common Stock available for issuance pursuant to the Company's stock plans will increase by approximately 112,000 shares. As with the 1988 Plan, the 1997 Plan will terminate ten years from the date of its approval by the Company's Board of Directors.

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), limits the Company's deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to the Company's Chief Executive Officer and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Option grants under the 1997 Plan will not be subject to the deduction limitation if the stockholders approve the material provisions of the 1997 Plan (see Appendix A). The 1997 Plan allows for the grant of incentive stock options to all employees of the Company and the grant of nonstatutory stock options and restricted stock to employees, directors and consultants of the Company. Incentive stock options must be granted with an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. The exercise price for nonstatutory stock options and the purchase price for restricted stock is determined by the administrator of the 1997 Plan subject to certain limitations (see Appendix A -- Exercise Price). The 1997 Plan provides that no employee of the Company may be granted, in any fiscal year, options to purchase more than 750,000 shares of Common Stock. However, notwithstanding this limit, in connection with such individual's initial employment with the Company, the individual may be granted options to purchase up to an additional 250,000 shares.

PURPOSE

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to have a stock plan in place for several reasons. First, the 1988 Plan expires by its terms in April 1998, and the Board of Directors believes that having a stock plan in place is vital to retaining, motivating and rewarding employees, executives and consultants by providing them with long-term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. Second, the Board of Directors believes that granting stock options to employees is an important contributor to aligning the incentives of the Company's employees with the interests of the Company's stockholders. Third, the number of shares reserved for issuance under the 1997 Plan will provide the Company with an adequate pool of options to compete effectively with other companies for existing and new employees. Competition for qualified employees in the technology market is extremely intense, and, due to the rapid growth of many successful companies in this sector, such competition is increasing. The Board of Directors believes that in order to remain competitive with other technology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put the Company at a severe competitive disadvantage with respect to attracting and retaining qualified personnel. Finally, an adequate pool of options will enhance the Company's ability to structure attractive offers to retain employees of potential acquisition targets. A summary of the principal terms of the 1997 Plan is located in Appendix A to this Proxy Statement.

NEW 1997 PLAN BENEFITS

     The Company cannot now determine the number of stock options to be granted in the future to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group or all employees (including current officers who are not executive officers) as a group. However, the following table sets forth information with respect to stock option grants under the 1988 Plan during the fiscal year ended June 30, 1997 to such persons:

                          NEW 1997 PLAN BENEFITS TABLE

                                                                        NUMBER OF SHARES
                                                            DOLLAR     SUBJECT TO OPTIONS
         NAME OF INDIVIDUAL OR IDENTITY OF GROUP           VALUE($)        GRANTED(#)
         ---------------------------------------           --------    ------------------
Bruce N. Moore...........................................        --               --
Joseph G. Brown..........................................        --(1)        75,000
Paul R. Gifford..........................................        --(1)       100,000
Russell M. Lait..........................................        --(1)        50,000
Kent L. Robertson........................................        --(1)        25,000
Michael B. Stevens.......................................        --               --
All executive officers as a group (6 total)..............        --(1)       250,000
Non-Executive Director Group (3 total)...................        --               --
All other employees as a group...........................  $454,351(2)     1,378,750

---------------
(1) The exercise prices of these options exceeded $9.625, the closing price of the Company's Common Stock on June 30, 1997 as listed on The Nasdaq Stock Market. None of such options were therefore in-the-money as of such date.

(2) This dollar value reflects the difference between $9.625 (the closing price of the Company's Common Stock on June 30, 1997) and the exercise prices of such options, multiplied by the number of shares subject to such options.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the Company's 1997 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S 1997 PLAN AND THE RESERVATION OF 1,250,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 2, 1998 (except as set forth in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each person who served as Chief Executive Officer of the Company during the Company's last fiscal year and the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of the Company's last fiscal year ("Named Executive Officers"), (iii) each director of the Company, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders which relate to voting or investment power of its shares of Common Stock.

                                                              SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                                           PERCENTAGE
FIVE PERCENT STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS    NUMBER      OWNERSHIP
-----------------------------------------------------------   ---------    ----------
Neuberger & Berman, LLC(2)..................................  2,624,000       10.3%
605 Third Avenue
New York, NY 10158-3698
State of Wisconsin Investment Board(3)......................  2,307,200        9.1%
P.O. Box 7842
Madison, WI 53702-0000
Nevis Capital Management, Inc.(4)...........................  1,397,350        5.5%
1119 St. Paul Street
Baltimore, MD 21202
Bruce N. Moore(5)...........................................    243,977          *
Joseph G. Brown(5)(6)(7)....................................    107,034          *
Paul R. Gifford(5)..........................................     37,249          *
Russell M. Lait(5)..........................................     57,476          *
Kent L. Robertson(6)........................................          0          *
Michael B. Stevens(5)(6)(7).................................     51,119          *
R. Stephen Cheheyl(5).......................................     17,000          *
W. Frank King(5)............................................     12,000          *
David F. Marquardt(5).......................................     84,283          *
All current executive officers and directors as a group(7       451,985        1.8%
  persons)(8)...............................................

---------------
 *  Less than one percent.

(1) Applicable percentage of ownership is based on 25,415,601 shares of the Company's Common Stock outstanding as of March 2, 1998 together with any applicable stock options held by such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 2, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Neuberger & Berman, LLC claims shared dispositive power as to the 2,624,000 shares, shared voting power as to 1,072,600 shares and sole voting power as to 1,539,000 shares. Information provided herein is based solely upon a
    Schedule 13G filed with the SEC in February 1997.

(3) Information provided herein is based solely upon a Schedule 13F-E filed with the SEC in January 1998.

(4) Information provided herein is based solely upon a Schedule 13F filed with the SEC in February 1998.

(5) Includes shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 2, 1998 as follows: Bruce N. Moore, 239,166 shares; Paul R. Gifford, 36,249 shares; Russell M. Lait, 32,749 shares; R. Stephen Cheheyl, 12,000 shares; W. Frank King, 12,000 shares; and David F. Marquardt, 16,000 shares. Also includes options for 105,832 shares exercisable within 60 days of

January 26, 1998 for Joseph Brown and options for 39,865 shares of Common Stock exercisable within 60 day of September 2, 1997 for Michael Stevens.

(6) Mssr. Brown, Robertson and Stevens are no longer executive officers of the Company.

(7) Mr. Brown's information is as of January 26, 1998 and Mr. Stevens information is as of September 2, 1997.

(8) Includes 348,164 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                       LOGO
                                          Henry P. Massey, Jr.
                                          Secretary

Dated: March 19, 1998

                                   APPENDIX A

                           SUMMARY OF 1997 STOCK PLAN

     General. The purposes of the 1997 Stock Plan (the "1997 Plan") are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1997 Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Stock Subject to Plan. Subject to the adjustments described below, the maximum aggregate number of share of Common Stock which may be issued pursuant to the plan is 1,250,000.

     Administration. The 1997 Plan may generally be administered by the Board of Directors or the Committee appointed by the Board of Directors (as applicable, the "Administrator").

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1997 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1997 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 750,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 250,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a greater than 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of a non-statutory option may be not be less than 75% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1997 Plan will generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1997 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of stock options may be no more than ten
     (10) years from the date of grant; provided that in the case of an incentive stock option granted to a greater than 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for three (3) months following the optionee's termination in the case of an incentive stock option, and six
     (6) months following the optionee's termination in the case of a non-statutory stock option.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option is vested on the date of termination. In the absence of a specified time in the option agreement, the option shall remain exercisable for six
     (6) months following the optionee's termination. If an optionee's employment or consulting relationship terminates as a result of death while the optionee is an employee or consultant, the option may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option would have vested had the optionee continued living and working for the Company for an additional six (6) months. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the optionee's death. If an optionee's employment or consulting relationship terminates as a result of death occurring within 30 days of the optionee's termination of employment or consultancy with the Company, the option may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance within such period of time as is specified in the option agreement not to exceed three (3) months from the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option had vested on the date of termination.

          (f) Nontransferability of Options and Stock Purchase Rights: Options and stock purchase rights granted under the 1997 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the standard form of restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1997 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1997 Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right, to the extent unvested, shall become vested and exercisable as to an additional 1/16th of the shares subject to the option or stock purchase right for each full year that such option or stock purchase right has been outstanding. In addition, each outstanding option or stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for thirty
(30) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period. In the event that the Company's independent public accountants determine that the acceleration of vesting of outstanding options (described above) upon a merger would preclude accounting for such merger as a pooling of interests, and the Board of Directors desires to approve such transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

     Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend or terminate the 1997 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1997 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the 1997 Plan without the written consent of the optionee. Unless terminated earlier, the 1997 Plan shall terminate ten years from the date of its approval by the stockholders or the Board of Directors of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or greater than 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or greater than 10% stockholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1997 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

ASX06 1                           DETACH HERE


                                     PROXY

                              AUSPEX SYSTEMS, INC.

                 2300 CENTRAL EXPRESSWAY, SANTA CLARA, CA 95050
                        SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1998


     The undersigned stockholder of Auspex Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement each dated March 19, 1998 and hereby appoints Bruce N. Moore and R. Marshall Case, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Special Meeting of Stockholders of the Company to be held on April 23, 1998 at 9:00 a.m. local time, at the Company's headquarters, located at 2300 Central Expressway, Building B, Santa Clara, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BELOW, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL VOTE FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

---------------                                                  ---------------
| SEE REVERSE |     CONTINUED AND TO BE SIGNED ON REVERSE SIDE   | SEE REVERSE |
|     SIDE    |                                                  |     SIDE    |
---------------                                                  ---------------

ASX06 1

                                  DETACH HERE

    Please mark
[X] votes as in
    this example.


    TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                                                           FOR  AGAINST  ABSTAIN
1.  To approve the adoption of the Company's 1997
    Stock Plan and the reservation of 1,250,000 shares       [ ]    [ ]      [ ]
    of Common Stock for Issuance thereunder.

2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.


                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                             (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)




Signature:             Date:             Signature:            Date:
          -------------     ------------           -----------      ------------